SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):   December 11, 1997


                          CATERPILLAR INC.
         (Exact name of registrant as specified in its charter)


                               Delaware
           (State or other jurisdiction of incorporation)

                               1-768
                      (Commission File Number)

                             37-0602744
                       (IRS Employer I.D. No.)

                 100 NE Adams Street, Peoria, Illinois
                (Address of principal executive offices)

                               61629
                             (Zip Code)


 Registrant's telephone number, including area code:  (309) 675-1000




Item 5.  Other Events

CATERPILLAR TO ACQUIRE PERKINS ENGINES DIVISION
FROM LUCASVARITY

$1.325 Billion Purchase Will Create A Global
Full-Line Producer of Reciprocating and Turbine Engines

Caterpillar Inc. has reached an agreement with LucasVarity plc to acquire the assets of Perkins Engines, LucasVarity's diesel engine subsidiary, for $1.325 billion. The addition of Perkins to Caterpillar's existing engine business will create a global full-line producer of reciprocating and turbine engines.

"The combination of Caterpillar and Perkins enhances our strategic position in the worldwide engine business, ensures our ability to leverage critical engine technologies for leadership in the future and allows us to compete with other full-line producers," said Caterpillar Chairman and Chief Executive Officer Donald V. Fites. "Caterpillar will use its financial, technical and logistical strengths and resources to accelerate Perkins' product growth through new offerings, new applications and new technology. The excellent strategic fit between our companies makes this a natural extension of our strategy to be a global leader
-- and build value for our shareholders -- through select investments in or near our core businesses."

"The on-highway and off-highway sectors of the diesel engine business are converging, driven largely by progressive emissions legislation," said Victor A. Rice, LucasVarity's chief executive. "Perkins has a limited on-highway presence, whereas Caterpillar is a full-line engine producer and is committed to developing small- to medium-sized diesel engines -- the size range produced by Perkins. Caterpillar is exceptionally well-placed to take Perkins forward as a highly successful engine producer well into the 21st Century."

The assets Caterpillar will acquire under the terms of the agreement consist primarily of Perkins' facilities and operations in Peterborough, Stafford, and Shrewsbury, England, and its stake in several international alliances. The transaction is effective February 1, 1998, pending approval of the sale by LucasVarity's shareholders and other necessary approvals.

Caterpillar expects the impact of the acquisition on its earnings to be essentially neutral in both 1998 and 1999, and positive beyond.

"Perkins' product line of 200 hp and smaller engines is an outstanding complement to Caterpillar's engine business," said Richard L. Thompson, Caterpillar group president. "The addition of those engines will strengthen our offerings for sale to others and for powering our own equipment. As a long-time customer of Perkins' engines, we know them well. This is an established, profitable, well-managed company that has earned the loyalty of its customers. All in all, we believe this is a combination that benefits all concerned -- employees, customers and shareholders alike."

Thompson noted that Caterpillar is Perkins' largest customer when sales to F.G. Wilson (which Caterpillar owns jointly with Emerson Electric) are included. In addition, Caterpillar's logistics division provides parts distribution for Perkins.

"I'm extremely pleased with this combination, which will bring together complementary technology and engine business expertise to enable Perkins and Caterpillar to serve customers and grow in ways neither of us could otherwise," said Michael J. Baunton, managing director for Perkins Engines. "Caterpillar gives Perkins access to the financial, technical and logistical strengths and resources it needs to continue growing and improving. This will not only be good for the customers we serve, but for our employees as well."


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CATERPILLAR INC.



                                        By:  /s/ R. Rennie Atterbury III
                                             R. Rennie Atterbury III
                                                  Vice President


Date:  December 11, 1997